DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (the “Agreement”) is entered into as of November 28, 2018 (the “Effective Date”) by and between Axim Biotechnologies, Inc., a Nevada corporation (the “Company”), and Atlas Sciences, LLC, a Utah limited liability company (“Atlas”), with reference to the following facts:

RECITALS

WHEREAS, on June 12, 2017, the Company issued to Atlas a Convertible Promissory Note in the original principal amount of $4,210,000.00 (the "Original Note");

WHEREAS, there is currently due and owing under the Original Note approximately $2,200,000.00 in principal and accrued interest (the “Original Note Current Balance”);

WHEREAS, the Company desires to satisfy and retire the Original Note, and the Original Note Current Balance, and Atlas desires to deem the Original Note and the Original Note Current Balance satisfied and retired, in exchange for and upon delivery by Atlas to the Company of (i) the Original Note, and (ii) $1,782,079.33 in cash; and delivery by the Company to Atlas of (a) a new Convertible Promissory Note in the principal amount of $4,000,000.00 (the “Exchange Note”), in the form attached hereto as Exhibit “A”, and (b) 250,000 shares of the Company’s restricted common stock (the “Exchange Shares”);

WHEREAS, the Exchange Note shall be issued by the Company to Atlas pursuant to that certain Securities Purchase Agreement, the Exchange Note and ancillary documents in the form executed by the Company and Atlas on the date hereof (the “Ancillary Documents”); and

WHEREAS, the Company believes that it is in the best interests of its shareholders and the Company to exchange the Original Note for the Exchange Note and the Exchange Shares on the terms set forth herein.

NOW THEREFORE, for and in consideration of the covenants set forth in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.The Original Note Replaced and Superseded. The Original Note shall be replaced and superseded by the Exchange Note and shall be of no force or effect upon delivery of the Exchange Note by the Company to Atlas.

2.Waiver of Events of Default. Atlas agrees and acknowledges that in consideration of the Exchange Note and the Exchange Shares it hereby waives all Events of Default as defined in the Original Note.

3.Effect of this Agreement. The parties agree and acknowledge that upon the Effective Date and the issuance of the Exchange Note and the Exchange Shares in exchange for the Original Note, the Original Note and the terms contained therein shall be superseded by the terms of the Exchange Note.

4.Enforceability of this Agreement. This Agreement shall become valid and fully enforceable pursuant to its terms on the Effective Date.

5.Integration. This Agreement shall be integrated with the Exchange Note and the rights and benefits conveyed to Atlas hereunder shall inure to any assignee of the Exchange Note.

6.Attorney’s Fees. In the event of any dispute, action, or other proceeding brought by either party against the other which relates to or arises out of this Agreement, the prevailing party shall be entitled to recover all costs and expenses in connection with such dispute, action, or other proceeding, including without limitation, the fees and costs of its attorneys, whether or not such dispute, action or other proceeding proceeds to formal resolution or judgment.

7.Governing Law and Venue. This Agreement is and shall be governed by and construed and enforced in accordance with the laws of the State of Utah without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute arising out of or relating to this Agreement shall be any state or federal court with competent jurisdiction in Salt Lake County, Utah.

8.Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

9.Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

10.Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Debt Exchange Agreement as of the date first written above.

COMPANY:

Axim Biotechnologies, Inc.,

a Nevada corporation

By: /s/ Robert T. Malasek

Robert T. Malasek, Chief Financial Officer

ATLAS:

Atlas Sciences, LLC,

a Utah limited liability company

By:/s/ John M. Fife

John M. Fife, President

Exhibit “A”

Exchange Note

[see attached]